UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2023

SEQLL INC.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Federal Street Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(zip code)

(781) 460-6016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.00001 per share	SQL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	SQLLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement in Connection with a Registered Direct Offering.

On February 13, 2023, SeqLL Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers, in a registered direct offering, an aggregate of 2,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company, at a purchase price of $0.90 per share of Common Stock (the “Offering”).

On February 15, 2023, the Company closed the Offering, raising gross proceeds of $1,800,000 before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

Pursuant to the terms of the Purchase Agreement, the Company agreed that, subject to certain exceptions, the Company will not, within 30 calendar days following the closing of the Offering, (i) enter into any agreement to issue or announce the issuance or proposed issuance or disposition of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus supplement relating to the Offering.

The shares of Common Stock were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission on November 14, 2022 and was declared effective on December 8, 2022 (File No. 333-268319).

Maxim Group LLC (“Maxim”) acted as the sole placement agent in connection with the Offering pursuant to the terms of a placement agency agreement, dated February 13, 2023, between the Company and Maxim (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company paid Maxim a cash fee equal to 8% of the aggregate proceeds received by the Company from the sale of Common Stock in the Offering.

The foregoing descriptions of the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies or forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

On February 13, 2023, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1. On February 15, 2023, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibits.

Number
10.1	Placement Agency Agreement dated as of February 13, 2023 between SeqLL Inc. and Maxim Group LLC
10.2	Form of Securities Purchase Agreement dated as of February 13, 2023 between SeqLL Inc. and the purchasers signatory thereto
99.1	Press release of SeqLL Inc. dated February 13, 2023
99.2	Press release of SeqLL Inc. dated February 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2023		SEQLL INC.

	By:	/s/ Daniel Jones
Chief Executive Officer

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